                                                                    Exhibit 4(b)





                              AMENDMENT NO. 4 TO
                               CREDIT AGREEMENT


         THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT ("Amendment No. 4") dated as of September 3O, 1994 by and among Quaker State Corporation, a Delaware corporation (the "Borrower"), the Banks party to the Credit Agreement (as hereinafter defined) and PNC Bank, National Association, a national banking association, as agent for the banks (the "Agent").

                             W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to that certain Revolving Credit Agreement, dated as of March 31, 1992, as amended by Amendment No. 1 ("Amendment No. 1") to Credit Agreement dated as of September 30, 1992, Amendment No. 2 to Credit Agreement dated as of August 16, 1993 and Amendment No. 3 to Credit Agreement dated as of August 1, 1994, (as amended, the "Credit Aqreement"); and

         WHEREAS, the Borrower proposes pursuant to the Acquisition Documents (as herein defined) (i) to purchase all of the capital stock of Westland Oil Company, Inc. and the Specialty Oil Companies and certain related assets for an aggregate consideration of approximately $130,000,000 consisting of cash, assumption of indebtedness of the Acquired Companies and shares of common stock of the Borrower and (ii) to merge the Specialty Oil Companies into Specialty Oil (as herein defined).

         WHEREAS, the Borrower, the Banks and the Agent hereby desire to amend the Credit Agreement to permit such transactions as hereinafter provided.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound, hereby covenant and agree as follows:

         1.  DEFINITIONS.

         Defined terms used herein unless otherwise defined herein shall have the meanings given to them in the Credit
Agreement.

         2.  AMENDMENT OF CREDIT AGREEMENT.

         The parties hereto do hereby modify and amend the Credit Agreement as follows:

         A.  Article I, Section 1.01 [Certain Definitions, pp.
1-16] is hereby amended as follows:

         (i)  Immediately prior to the definition of "Adjusted
Interest Charqes", the following definitions are inserted:

        Acquired Companies shall mean Westland Oil
        Company, Inc. and the Specialty Oil
        Companies.

        Acquisition shall mean the consummation of the transactions contemplated by the
        Acquisition Documents.

        Acquisition Documents shall mean the
        Agreement and Plan of Merger dated as of August 3, 1994 by and among the Borrower, SO
        Acquisition Corp. and the Specialty Oil
        Companies; the Stock Exchange Agreement dated as of August 3, 1994 by and among the Borrower and the shareholders of Westland Oil
        Company, Inc., and the Agreement to Buy and Sell between Moon Realty and the Borrower, the Registration Rights and Transfer
        Agreement dated August 3, 1994 between the
        Borrower and certain shareholders of the Borrower, the Assignment of Scrip Dividend
        Note between L. David Myatt and the Borrower;
        the Indemnification Agreements among the
        Borrower and certain shareholders of the Acquired Companies, the Employment Agreements between the Borrower and certain employees of the Acquired Companies, and any other instruments, certificates or documents delivered in connection therewith.

         (ii) Immediately prior to the definition of "month", the following definition is inserted:

        Moon Realty shall mean a partnership in which certain shareholders of the Acquired
        Companies are partners.

         (iii) The definition of "Permitted Liens" is hereby amended by deleting the "." at the end of such definition and inserting in lieu thereof the following:

         ;

         (xi)  Liens on the assets of the Acquired
         Companies or Specialty Oil securing
         Indebtedness of such Subsidiaries to any person or persons as in effect upon the consummation of the Acquisition.

         (iv)  Immediately prior to the definition of
"Subsidiary", the following definitions are inserted:

        Specialty Oil shall mean Specialty Oil
        Company, Inc., formerly named SO Acquisiton
        Corp., a wholly owned subsidiary of the
        Borrower and successor by merger to the
        Specialty Oil Companies.

        Specialty Oil Companies shall mean Specialty
        Oil Company, Inc.-I, Specialty Oil Company,
        Inc.-II, Specialty Oil Company, Inc.-III and
        Specialty Oil Company, Inc.-IV.


         B. Article II, Section 2.03 [Commitment Fees, p.17] is hereby amended by deleting from the eighth line thereof "one-fourth percent (1/4%)" and inserting in lieu thereof "three sixteenths percent (3/16%)."

         C. Article VII, Section 7.02(1)  [Negative Covenants -
Guaranties, p. 10 of Amendment No. 1] is hereby amended and restated to read as follows:

        (1) Guaranties. The Borrower will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except:

            (i) Guaranties by the Borrower or
            any Subsidiary which are limited in
            amount to a stated maximum dollar
            exposure;

            (ii) Guaranties by the Borrower of
            guaranty obligations of certain
            shareholders of the Acquired
            Companies, as set forth in the
            Acquisition Documents;

            (iii) Guaranties by the Acquired
            Companies and Specialty Oil of
            obligations of Moon Realty as in
            effect upon the consummation of the
            Acquisition, as set forth in the
            Commercial Guaranty Agreements each
            dated March 19, 1990, among the
            Acquired Companies and Moon Realty;
            or

            (iv) Guaranties of obligations of
            any Subsidiary incurred in
            compliance with the provisions of
            this Agreement.

         D. Article VII, Section 7.02(m) [Negative Covenants -
Limitations Affecting Subsidiaries, p. 10-11 of Amendment No. 1], is hereby amended by deleting the "." at the end of such section and inserting in lieu thereof the following:

         ;

        (D) any restriction contained in any
        agreement or instrument applicable to the Acquired Companies or Specialty Oil in effect at the time of the Acquisition, including any restriction contained in the Acquisition
        Documents.

         3. CONDITIONS OF EFFECTIVENESS. The effectiveness of this Amendment No. 4 is expressly conditioned upon: (i) the Agent's receipt for the benefit of each Bank of a written opinion of counsel for the Borrower, satisfactory to the Agent, dated a date satisfactory to the Agent; (ii) the Agent's receipt of counterparts of this Amendment No. 4 duly executed by the Borrower and each of the Banks; (iii) the Agent's receipt of a certificate signed by the Secretary or Assistant Secretary of the Borrower, dated as of a date satisfactory to the Agent, certifying as to all action taken by the Borrower to authorize the execution, delivery and performance of this Amendment No. 4; and (iv) the consummation of the Acquisition on or before October 31, 1994. If all of the conditions to the effectiveness of this Amendment No. 4 are not met on or before October 31, 1994, this Amendment No. 4 shall become null and void and of no force or effect.

         4. DELIVERY OF PRO FORMA. The Borrower hereby covenants to deliver to the Agent and the Banks, as soon as available and in any event no later than the date on which the Borrower files its pro forma balance sheet with the Securities and Exchange Commission required in connection with reporting the Acquisition on Form 8-K, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the date of the Acquisition after giving effect to the Acquisition. The Banks hereby waive compliance with Section 7.03(a) of the Credit Agreement to the extent such Section would otherwise require the Borrower to deliver the pro forma balance sheet described in the foregoing sentence at an earlier time than described in the foregoing sentence.

         5. MISCELLANEOUS.

              A. Except as expressly modified and amended by this Amendment No. 4, the Credit Agreement and the other Loan
Documents are hereby ratified and confirmed and shall remain in full force and effect.

              B. The Borrower affirms the representations and warranties made by it to the Banks in Article V of the Credit Agreement as of the date hereof (except representations and warranties which expressly relate to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein). The Borrower represents and warrants to the Banks that no Event of Default or Potential Default shall have occurred and be continuing, and the execution and performance of this Amendment No. 4 shall not give rise to an Event of Default or Potential Default.

              C. This Amendment No. 4 may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all of such counterparts shall together constitute one and the same instrument.

              D. This Amendment No. 4 shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.


                    INTENTIONALLY BLANK

          IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment No. 4 as of the date and year first above written.

                                      BORROWER:

                                      QUAKER STATE CORPORATION


                                      By: R. SCOTT KEEFER
                                         ----------------------------
                                         R. Scott Keefer
                                         Vice President, Finance and
                                         Chief Financial Officer


                                      BANKS:

                                      PNC BANK, NATIONAL ASSOCIATION
                                      Individually and as Agent


                                      By:
                                         ----------------------------
                                         Judith P. Hannon
                                         Vice President


                                      MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK


                                      By:
                                         ----------------------------
                                         James Finch
                                         Vice President


                                      INTEGRA NATIONAL BANK/NORTH


                                      By:
                                         ----------------------------
                                         Edward R. Say
                                         Vice President

         IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment No. 4 as of the date and year first above written.

                                      BORROWER:

                                      QUAKER STATE CORPORATION


                                      By:
                                         ----------------------------
                                         R. Scott Keefer
                                         Vice President, Finance and
                                         Chief Financial Officer


                                      BANKS:

                                      PNC BANK, NATIONAL ASSOCIATION
                                      Individually and as Agent


                                      By: JUDITH P. HANNON
                                         ----------------------------
                                         Judith P. Hannon
                                         Vice President


                                      MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK


                                      By:
                                         ----------------------------
                                         James Finch
                                         Vice President


                                      INTEGRA NATIONAL BANK/NORTH


                                      By:
                                         ----------------------------
                                         Edward R. Say
                                         Vice President

         IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment No. 4 as of the date and year first above written.

                                      BORROWER:

                                      QUAKER STATE CORPORATION


                                      By:
                                         ----------------------------
                                         R. Scott Keefer
                                         Vice President, Finance and
                                         Chief Financial Officer


                                      BANKS:

                                      PNC BANK, NATIONAL ASSOCIATION
                                      Individually and as Agent


                                      By:
                                         ----------------------------
                                         Judith P. Hannon
                                         Vice President


                                      MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK


                                      By: ROBERT BOTTAMEDI
                                         ----------------------------
                                         Robert Bottamedi
                                         Vice President


                                      INTEGRA NATIONAL BANK/NORTH


                                      By:
                                         ----------------------------
                                         Edward R. Say
                                         Vice President

         IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment No. 4 as of the date and year first above written.

                                      BORROWER:

                                      QUAKER STATE CORPORATION


                                      By:
                                         ----------------------------
                                         R. Scott Keefer
                                         Vice President, Finance and
                                         Chief Financial Officer


                                      BANKS:

                                      PNC BANK, NATIONAL ASSOCIATION
                                      Individually and as Agent


                                      By:
                                         ----------------------------
                                         Judith P. Hannon
                                         Vice President


                                      MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK


                                      By:
                                         ----------------------------
                                         James Finch
                                         Vice President


                                      INTEGRA NATIONAL BANK/NORTH


                                      By: EDWARD R. SAY
                                         ----------------------------
                                         Edward R. Say
                                         Vice President




                                     -6-